      As filed with the Securities and Exchange Commission on July 16, 2001
                                                      Registration No. 333-76079


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                    13-3612110
(State or other jurisdiction                       (I.R.S. Employer
     of incorporation or                          Identification No.)
        organization)


     42 WEST 39TH STREET                                  10018
     NEW YORK, NEW YORK                                (Zip Code)
    (Address of Principal
     Executive Offices)




                               ------------------

                      BLUEFLY, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------


          E. KENNETH SEIFF                        RICHARD A. GOLDBERG, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
            BLUEFLY, INC.                           405 LEXINGTON AVENUE
         42 WEST 39TH STREET                      NEW YORK, NEW YORK 10174
      NEW YORK, NEW YORK 10018                         (212) 973-0111
           (212) 944-8000


(Name, address and telephone number, including area code, of agents for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES            AMOUNT                 OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED               TO BE REGISTERED       PER SHARE          PRICE                  FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                     N/A                    N/A                N/A                    N/A
------------------------------------------------------------------------------------------------------------------

                                EXPLANATORY NOTES

     This Amendment No.3 to Registration Statement on Form S-8 is being filed to amend the Registration Statement on Form S-8 (as amended to date, the "Registration Statement") (File No. 333-76079) filed with the Securities and Exchange Commission on April 12, 1999, by filing as an exhibit thereto the consent of the Registrant's independent auditors to the filing with the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 of the independent auditor's report on the Registrant's financial statements for the year ended December 31, 2000. The contents of the Registration Statement are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
        ---------

Item 8 of the Registration Statement is hereby amended and restated in its entirety as follows:

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number.        Description.
---------------        ------------

4.1*                   Bluefly, Inc. 1997 Stock Option Plan, as amended to date
                       (incorporated by reference to Exhibit 10.2 to the
                       Registrant's Annual Report on Form 10-KSB for the fiscal
                       year ended December 31, 1999 (File No. 333-22895)).
5.1*                   Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*                  Consent of Pricewaterhouse Coopers LLP
23.2*                  Consent of Swidler Berlin Shereff Friedman, LLP
                       (contained in Exhibit 5.1).
23.3                   Consent of Pricewaterhouse Coopers, LLP

*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 16th day of July, 2001.


                              BLUEFLY, INC.



                              By: /s/ E. Kenneth Seiff
                                 ---------------------------------
                                 E. Kenneth Seiff
                                 President, Chief Executive Officer and Director

                                  EXHIBIT INDEX



Exhibit Number         Description
--------------         -----------

4.1*                   Bluefly, Inc. 1997 Stock Option Plan, as amended to date
                       (incorporated by reference to Exhibit 10.2 to the
                       Registrant's Annual Report on Form 10-KSB for the fiscal
                       year ended December 31, 1999 (File No. 333-22895)).
5.1*                   Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*                  Consent of Pricewaterhouse Coopers LLP.
23.2*                  Consent of Swidler Berlin Shereff Friedman, LLP
                       (contained in Exhibit 5.1).
23.3                   Consent of Pricewaterhouse Coopers LLP.

*Previously filed.










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